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                                  Exhibit 23.1


                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (No. 33-78016) and related Prospectus of NaPro BioTherapeutics, Inc. and to the incorporation by reference therein of our report dated January 26, 1997, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP

                                         ERNST & YOUNG LLP



Denver, Colorado
June 26, 1997